                                            Filed pursuant to Rule 424(b)(3) and
                                            (c) as Supplement No. 1 to
                                            Prospectus, dated October 11, 1996,
                                            included as part of Registration
                                            Statement on Form S-3 (Registration
                                            No. 333-13497) of Patterson Energy,
                                            Inc.

                             PATTERSON ENERGY, INC.

                               NOVEMBER 15, 1996

             SUPPLEMENT NO. 1 TO PROSPECTUS, DATED OCTOBER 11, 1996

     The 97,500 shares of common stock, par value $.01 per share (the "Common Stock"), of Patterson Energy, Inc. originally being offered under this Prospectus by Perry E. Esping ("Esping") have been transferred by Esping to EFO Fund, Ltd., a limited partnership in which Esping owns substantially all of the equity interests ("EFO Fund"). These 97,500 shares are now being offered under this Prospectus by EFO Fund. Esping also transferred to EFO Fund his warrants to purchase an additional 75,000 shares of Common Stock. Consequently, the 97,500 shares of Common Stock and the warrants to purchase an additional 75,000 shares of Common Stock previously owned by Esping and listed in the Prospectus under "Selling Stockholders" are now owned by EFO Fund.